Exhibit 99.1

September 9, 2002

FOR IMMEDIATE RELEASE

                      MONTEREY BAY BANCORP, INC. ANNOUNCES:
                        INCREASE IN NUMBER OF DIRECTORS;
                         APPOINTMENT OF A NEW DIRECTOR;
                  THIRD QUARTER 2002 STOCK REPURCHASE ACTIVITY;
                           INCREASED INSIDER OWNERSHIP

                                                      Common Stock Symbol:  MBBC
                                                          NASDAQ National Market

         Watsonville, CA. September 9, 2002. Monterey Bay Bancorp, Inc. ("Company"), the holding company for Monterey Bay Bank ("Bank"), today announced an increase in the number of Directors from nine to ten. The Company also announced the appointment of Ms. Rita Alves as a Director of the Company and the Bank. Ms. Alves is currently the Chief Financial Officer and Vice President of Finance of Granite Rock Company, which has been in operation in California for over 100 years. Ms. Alves graduated with a degree in Business Administration from San Jose State University and is a Certified Public Accountant. Ms. Alves is an active supporter of local community activities in the Greater Monterey Bay Area. Ms. Alves was initially appointed to a term that expires at the 2003 Annual Meeting of Stockholders.

         McKenzie Moss, Chairman of the Board of Directors, remarked: "Rita Alves' professional skills and active community involvement make her a valuable addition to Monterey Bay Bancorp's Board. We look forward to her insight and contributions as the Company maintains strong commitments to quality corporate governance and the continued increase in stockholder value."

         Thus far during the third quarter of 2002, the Company has repurchased a total of 25,000 shares of its common stock at prices ranging from $17.10 to $17.36 per share. Following these repurchases, the Company has an additional 84,035 shares authorized for acquisition under its current repurchase program.

         In July and August 2002, multiple Insiders purchased additional shares of the Company's common stock. Purchasers included the Bank's Chief Executive Officer, Chief Financial Officer, Chief Loan Officer, and Josiah T. Austin, a Director who owns in excess of 15.0% of the Company's common stock. In addition, all Directors continued to receive their retainer fees in Company common stock during the third quarter of 2002.

         C. Edward Holden,  President and Chief  Executive  Officer,  commented:
"The Company continues to focus upon augmenting stockholder value and effectively managing its capital resources. The additional purchases of Monterey Bay Bancorp common stock by Insiders are welcomed, as we believe they serve to align Director and Management interests with those of stockholders."

         The Company's common stock is listed on the NASDAQ National Market under the symbol "MBBC". The Company and the Bank are headquartered in Watsonville, California. The Bank operates through its administrative offices in Watsonville, one stand-alone loan production office in Los Angeles, and eight full service branches located in the Greater Monterey Bay Area of Central California. The Bank operates 11 ATM's including two at remote (non-branch) sites. The Bank also offers customer access via bilingual telephone banking, Internet banking, and worldwide ATM networks. The Bank's deposits are insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum extent allowed by law.

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Monterey Bay Bancorp, Inc.                                                Page 2
Press Release
September 9, 2002


         Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words or phrases such as "believe", "expect", "anticipate", "intend", "estimate", "target", "plan", "may increase", "may fluctuate", "may result in", "are projected", and similar expressions. The Company's actual results may differ materially from those included in the forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the economic, business, and real estate market conditions in the Company's market areas, competition, regulatory and legislative actions, the possibility that the Company will not be successful in achieving its strategic objectives, the performance and contributions of employees and Directors, and other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and the quarterly Forms 10-Q filed by the Company . The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

         This news release is available at the www.montereybaybank.com Internet site and is included as an Exhibit to a Form 8-K filed with the Securities & Exchange Commission that is available at the www.sec.gov Internet site.


                        For further information contact:

C. Edward Holden                                 Mark R. Andino
Chief Executive Officer              or          Chief Financial Officer
President                                        Treasurer
(831) 768 - 4840                                 (831) 768 - 4806
ed.holden@montereybaybank.com                    mark.andino@montereybaybank.com


                             General communication:

                            INFO@MONTEREYBAYBANK.COM

                             www.montereybaybank.com

                             Phone: (831) 768 - 4800

                              Fax: (831) 722 - 6794



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